                           Offer to Purchase For Cash
                     All Outstanding Shares of Common Stock
                                       of
                             ALBA-WALDENSIAN, INC.
                                       at
                              $18.50 NET PER SHARE
                                       by
                             AWS ACQUISITION CORP.
                           a wholly-owned subsidiary
                                       of
                           TEFRON U.S. HOLDINGS CORP.
                           a wholly-owned subsidiary
                                       of
                                  TEFRON LTD.

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   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON MONDAY, DECEMBER  13, 1999, UNLESS THE OFFER IS EXTENDED.
   -----------------------------------------------------------------------

                                                               November 12, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated
November 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by AWS Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of Tefron U.S. Holdings Corp., a Delaware corporation (the "Parent"), and a wholly-owned subsidiary of Tefron Ltd., a corporation organized under the laws of the State of Israel ("Tefron"), to purchase all outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of Alba-Waldensian, Inc., a Delaware corporation (the "Company"), at a purchase price of $18.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 8, 1999, by and among Purchaser, Parent, and the Company. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Please note the following:

        1. The Offer price is $18.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

        2. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

        3. The Offer is conditioned upon, among other things, the satisfaction or waiver of certain conditions, including (1) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the offer to purchase) that number of Shares which constitute a majority of the Shares outstanding on a fully diluted basis on the date of purchase and (2) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Offer is also subject to certain other conditions set forth in the offer to purchase and will expire at 12:00 midnight, New York City Time, on Monday, December 13, 1999, unless extended. See Sections 1, 11 and 14 of the Offer to Purchase.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 13, 1999, unless the Offer is extended.

        5. The Offer is being made for all of the outstanding Shares.

        6. Tendering stockholders who hold Shares in their names will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by First Union National Bank, the Depositary of (a) Share Certificates (or a timely Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to),
   (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment to all tendering stockholders may not be made at the same time depending upon when Share Certificates or Book-Entry Confirmation with respect to Shares are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             ALBA-WALDENSIAN, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated November 12, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which as amended or supplemented from time to time, together with the Offer to Purchase constitute the "Offer") in connection with the offer by AWS Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of Tefron U.S. Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Tefron Ltd., a corporation organized under the laws of the State of Israel, to purchase all outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of Alba-Waldensian, Inc., a Delaware corporation, at a purchase price of $18.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

   Number of Shares Tendered:* ______________________________________________
   Certificate Nos. (if available): _________________________________________
   / / Check box if shares will be tendered by book-entry transfer to The Depository Trust Company.
   Account Number: __________________________________________________________
   Dated: ___________________________________________________________________

                                  SIGN HERE

   Signature(s): ____________________________________________________________
   Please type or print address(es): ________________________________________
   Area Code and Telephone Number: __________________________________________
   Taxpayer Identification or Social Security Number(s): ____________________

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.